UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement with Morgan Stanley

On August 24, 2018, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment (the “Amendment”) to its Master Repurchase Agreement, dated as of July 2, 2013, by and among Morgan Stanley Bank, N.A., as buyer (“Morgan Stanley”), Morgan Stanley Mortgage Capital Holdings LLC, as agent, and PLS, as seller (the “Repurchase Agreement”). Pursuant to the terms of the Repurchase Agreement, PLS may sell to, and later repurchase from, Morgan Stanley certain newly originated mortgage loans that are originated by PLS or purchased by PLS from correspondent sellers directly or through a subsidiary of PennyMac Mortgage Investment Trust (NYSE: PMT) and, in either case, held by PLS pending sale and/or securitization. The obligations of PLS under the Repurchase Agreement are fully guaranteed by Private National Mortgage Acceptance Company, LLC and the mortgage loans are serviced by PLS.

Under the terms of the Amendment,  the committed amount available for purchases provided for in the Repurchase Agreement was decreased from $175 million to $100 million. In addition, the termination date for the Repurchase Agreement was extended to August 23, 2019. All other terms and conditions of the Repurchase Agreement, including the $500 million maximum aggregate purchase price, remain the same in all material respects. The Company, through PLS, is required to pay Morgan Stanley a commitment fee, as well as certain other costs and expenses associated with the preparation of the amendment.

The foregoing descriptions of the Amendment, the Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1;  (ii) the descriptions of the Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on July 8, 2013; (iii) the full text of the Repurchase Agreement and the related guaranty attached thereto as Exhibit 1.1 and Exhibit 1.2, respectively; and (iv) the full text of all other amendments to the Repurchase Agreement  filed thereafter with the SEC.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment Number Twelve to the Master Repurchase Agreement, dated as of August 24, 2018, among PennyMac Loan Services, LLC, Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: August 29, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer